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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                September 2, 1998
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                Date of report (Date of earliest event reported)



                      TERRA NATURAL RESOURCES CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)


               001-12867                             88-0219765
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       (Commission File Number)           (IRS Employer Identification No.)

      5038 N. PARKWAY CALABASAS, SUITE #100, CALABASAS, CA         91302
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               (Address of Principal Executive Offices)         (Zip Code)

                                 (818) 591-4400
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                (Issuer's Telephone Number, Including Area Code)

                      NEVADA MANHATTAN MINING INCORPORATED
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                (Former Name, if Changed Since Last Report)




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Item 5.        Other Events.

     On September 2, 1998, TiNV1, Inc., a newly-formed California corporation (the "Purchaser"), entered into a Subscription Agreement and a letter agreement, each dated as of August 28, 1998 (collectively, the "Purchase Agreements"), with Terra Natural Resources Corporation (formerly Nevada Manhattan Mining Incorporated) (the "Company") pursuant to which the Purchaser purchased 5,500,000 shares of the Company's common stock from the Company for $500,000. The Purchaser has advised the Company that the source of the funds used to purchase the stock was capital contributions. The 5,500,000 shares represents approximately 14% of the Company's presently outstanding common stock on a pro forma basis. The Purchase Agreements provide that the Company's Board of Directors will be expanded to seven and that three designees of the Purchaser will be elected to the Board of Directors. Subject to certain exceptions provided for in the Purchase Agreements, including exceptions arising on sales of the Company's common stock by the Purchaser, the Company has also agreed that three designees of the Purchaser will be included in management's slate of nominees for the Board of Directors and that the Company will use its continuing best efforts to cause such nominees to be elected to the Board. The Purchase Agreements provide that all acquisitions and divestitures by the Company which require Board Approval and any issuances of securities to the Company's debentureholders must be approved by a supermajority of the Company's directors.

     The Company has agreed to use its best efforts to create a class of preferred stock (the "Preferred Stock") automatically convertible into common stock on a public sale with attributes no less favorable than those comprising the shares purchased by the Purchaser. The Preferred Stock voting as a class will be entitled to elect three Directors (except as provided in the Purchase Agreements), and the Company has the right to exchange the Preferred Stock for the common stock acquired by the Purchaser.

     If the Purchaser's nominees are not elected to the Board of Directors in accordance with the Purchase Agreement, the Purchaser will have the right to sell any of the common stock purchased by it (or Preferred Stock issued in exchange therefor) to the Company at a price equal to the greater of the purchase price therefor and the average price established by an independent valuation by two major accounting firms. The Purchase Agreements provide that the Purchaser shall have certain other rights if its designees are not so elected in the event that the Company does not have legally sufficient funds to repurchase its stock.

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     Simultaneously with the execution of the Purchase  Agreements,  the Company entered into an option agreement (the "Option Agreement") with the Purchaser, which Option Agreement is subject to shareholder approval, including approval of an amendment to the Company's charter documents to increase the number of authorized shares of common stock to 250,000,000. The Option Agreement allows the optionee to purchase on or before September 1, 2005, 70,000,000 shares of the Company's common stock at a purchase price of $.335 per share. (The
70,000,000   shares,   together  with  the  5,500,000   shares  would  represent
approximately 69% of the Company's presently outstanding stock on a pro forma basis.) If the required shareholder approval is not obtained within 150 days of August 28, 1998, then the Option Agreement will be void. The Purchaser has advised the Company's Board of Directors that the Purchaser plans to transfer a portion of the options evidenced by the Option Agreement to Christopher Michaels and Jeffrey Kramer, the Company's two principal executive officers, to induce them to remain with the Company. While the number of options which may be transferred has not been specified, it is anticipated that it will be material.

     In the event the Company does not obtain the aforesaid shareholder approval within the 150 day period, the Purchaser may elect to rescind the Purchase Agreements and receive a refund of the purchase price or obtain from Messrs. Michaels and Kramer for no consideration all of the Company securities owned by them with the exception of stock options, which will then be canceled.

     A copy of the Purchase Agreements, the Option Agreement and the letter agreement between Messrs. Michaels and Kramer and the Purchaser are attached as exhibits to this Form 8-K. Any descriptions of such agreements are qualified in their entirety by the aforesaid exhibits, which are incorporated herein by this reference.

Item 7.           Financial Statements and Exhibits.

         (c)       Exhibits

         Exhibit Number                                           Reference
         --------------                                           ---------

         (99)      Additional Exhibits

         Subscription Agreement dated as of August 28, 1998      Exhibit (99.1)
         Agreement dated as of August 28, 1998                   Exhibit (99.2)
         Option Agreement dated as of August 28, 1998            Exhibit (99.3)
         Letter Agreement dated as of August 28, 1998            Exhibit (99.4)

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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      TERRA NATURAL RESOURCES CORPORATION
                                      (Registrant)


Date:   September 14, 1998         BY:    /s/ Jeffrey S. Kramer
                                       ----------------------------------
                                       JEFFREY S. KRAMER
                                       CHIEF FINANCIAL OFFICER


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                                  EXHIBIT INDEX

         EXHIBIT NO                DESCRIPTION
         ----------                -----------

           99.1               Subscription Agreement dated as of August 28, 1998

           99.2               Agreement dated as of August 28, 1998

           99.3               Option Agreement dated as of August 28, 1998

           99.4               Letter Agreement dated as of August 28, 1998